UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2019 (August 14, 2019)

Tectonic Financial, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-38910 (Commission File Number)	82-0764846 (IRS Employer Identification No.)

16200 Dallas Parkway, Suite 190

Dallas, Texas 75248

(Address of principal executive offices) (Zip Code)

(972) 720-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series B preferred stock, par value $0.01 per share	TECTP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 2.02 – Results of Operations and Financial Condition

On August 14, 2019, Tectonic Financial, Inc. (the “Company”) filed with the Securities and Exchange Commission its Form 10-Q for the second quarter ended June 30, 2019, which contains its results of operations and financial condition, among other things, for the fiscal quarter then ended (“Form 10-Q”).

The Company is conducting a conference call on August 26, 2019 at 10:00 a.m. CST / 11:00 a.m. EST to discuss its second quarter 2019 financial results, as set forth in the Form 10-Q. To access the conference call, please dial in approximately 10-15 minutes prior to the start time to allow time for registration and use the numbers provided below:

USA Dial-in (Toll-free):	888-204-5987
For Other Countries:	Global Conference Access Numbers
Access Code (Elite Entry):	7325397

For those unable to participate in the live presentation, the call will be recorded and available for playback. Please email service@tectonicadvisors.com if you would like access to the recording.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2019	TECTONIC FINANCIAL, INC.

	By:	/s/ Ken Bramlage
	Name:	Ken Bramlage
	Title:	Executive Vice President and Chief Financial Officer